                 --------------------------------------------
                             RITE AID CORPORATION
                                   FORM 10-Q
                 FOR THE THIRTEEN WEEKS ENDED AUGUST 28, 1999
                 --------------------------------------------


                                   EXHIBIT 11
                                   ----------

                     RITE AID CORPORATION AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
            THIRTEEN WEEKS ENDED AUGUST 28, 1999 AND AUGUST 29, 1998
                    (In Thousands Except Per Share Amounts)

                                                                             August 28, 1999          August 29, 1998
                                                                         -----------------------  -----------------------
                                                                                                       (As Restated)
Net income (loss) available for common stockholders                                $    (15,968)            $      4,088
                                                                                   ------------             ------------
Basic weighted average shares                                                       258,910,000              258,409,000
                                                                                   ------------
Basic earnings per share                                                                   (.06)                     .02
                                                                                   ------------             ------------

Numerator for diluted earnings per share:
Net income (loss)                                                                  $    (15,402)            $      4,088
                                                                                   ------------             ------------
Cumulative dividends on preferred stock                                                     566                       --
                                                                                   ------------             ------------
Net income (loss) available for common stockholders                                $    (15,968)            $      4,088
                                                                                   ------------             ------------
Effect of dilutive securities:
5.25% convertible subordinated notes (a)                                                     --                       --
                                                                                   ------------             ------------
Net income (loss) available for common stockholders assuming                            (15,968)            $      4,088
 dilution                                                                          ============             ============

Denominator for diluted earnings per share:
Basic weighted average shares                                                       258,910,000              258,409,000
                                                                                   ============             ------------
Effect of dilutive securities:
Options and other equivalents                                                                --                5,893,000
                                                                                                            ------------
5.25% convertible subordinated notes (a)                                                     --                       --
                                                                                   ------------             ------------
Dilutive potential common shares                                                             --                5,893,000
                                                                                   ------------             ------------
Diluted weighted average shares                                                     258,910,000              264,302,000
                                                                                   ============             ============

Diluted earnings per share:                                                                (.06)            $        .02
                                                                                   ============             ============

(a) For the thirteen weeks ended August 28, 1999 , the assumed conversion of all potential dilutive securities would have increased diluted earnings per share, and accordingly, were not considered. In addition, the company's 5.25% convertible subordinated notes were anti-dilutive for the thirteen weeks ended August 29, 1998.

                 --------------------------------------------
                             RITE AID CORPORATION
                                   FORM 10-Q
                 FOR THE THIRTEEN WEEKS ENDED AUGUST 28, 1999
                 --------------------------------------------


                                   EXHIBIT 11
                                   ----------

                     RITE AID CORPORATION AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
           TWENTY-SIX WEEKS ENDED AUGUST 28, 1999 AND AUGUST 29, 1998
                    (In Thousands Except Per Share Amounts)

                                                                            August 28, 1999          August 29, 1998
                                                                         ----------------------  -----------------------
                                                                                                      (As Restated)
Net income (loss) available for common stockholders                                $     27,897            $    (21,589)
                                                                                   ------------            ------------
Basic weighted average shares                                                       258,895,000             258,340,000
                                                                                   ------------            ------------
Basic earnings per share                                                           $        .11            $       (.08)
                                                                                   ------------            ------------

Numerator for diluted earnings per share:
Net income (loss)                                                                  $     29,028            $    (21,589)
                                                                                   ------------            ------------
Cumulative dividends on preferred stock                                                   1,131                       -
                                                                                   ------------            ------------
Net income (loss) available for common stockholders                                $     27,897            $    (21,589)
                                                                                   ------------            ------------
Effect of dilutive securities:
5.25% convertible subordinated notes (a)                                                     --                      --
                                                                                   ------------            ------------
Net income (loss)available for common stockholders assuming
 dilution                                                                          $     27,897            $    (21,589)
                                                                                   ============            ============


Denominator for diluted earnings per share:
Basic weighted average shares                                                       258,895,000             258,340,000
                                                                                                           ------------
Effect of dilutive securities:
Options and other equivalents                                                         3,276,000                      --
                                                                                                           ------------
5.25% convertible subordinated notes (a)                                                     --                      --
                                                                                   ------------            ------------
Dilutive potential common shares                                                      3,276,000                      --
                                                                                   ------------            ------------
Diluted weighted average shares                                                     262,171,000             298,340,000
                                                                                   ============            ============

Diluted earnings per share:                                                        $        .11            $       (.08)
                                                                                   ============            ============

(a) For the twenty-six weeks ended August 28, 1999 and August 29, 1998, the assumed conversion of convertible subordinated notes would have increased diluted earnings per share, and accordingly, were not considered. In addition, options and other equivalents were anti-dilutive for the twenty-six weeks ended August 29, 1998.